UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

Unite Acquisition 2 Corp.

(Exact name of registrant as specified in charter)

Delaware	000-56581	88-1593753
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12 E. 49th Street, 11th Floor

New York, NY 10017

(Address of principal executive offices) (Zip Code)

(917) 200-3734

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Entry into a Material Definitive Agreement.

On October 28, 2025, Unite Acquisition 2 Corp. (the “Company”) entered into a First Amendment to Promissory Note (the “Amendment”) with Lucius Partners Opportunity Fund, LP (“LPOF”), which amends the original Promissory Note dated October 24, 2024 (the “Note”). Pursuant to the Amendment, the maturity date of the Note was extended from October 28, 2025, to October 28, 2026.

As consideration for LPOF’s agreement to extend the maturity date, the Company issued to LPOF a warrant to purchase 30,000 shares of the Company’s common stock par value $0.0001 per share (the “Warrant”). The Warrant has an exercise price of $0.01 per share and expires on October 28, 2028.

The foregoing descriptions of the Warrant and Amendment are qualified in their entirety by reference to the Warrant and Amendment, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Warrant Agreement dated October 28, 2025
10.1	First Amendment to Promissory Note dated October 28, 2025, by and between Unite Acquisition 2 Corp. and Lucius Partners Opportunity Fund, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2025

Unite Acquisition 2 Corp.

By:	/s/ Nathan P. Pereira
Nathan P. Pereira
Chief Executive Officer

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